UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust
(Name of the Registrant as Specified In Its Charter)

SOFTVEST, L.P.
SOFTVEST ADVISORS, LLC
ART-FGT FAMILY PARTNERS LIMITED
TESSLER FAMILY LIMITED PARTNERSHIP
ERIC L. OLIVER
ALLAN R. TESSLER
HORIZON KINETICS LLC
MURRAY STAHL
HORIZON ASSET MANAGEMENT LLC
KINETICS ADVISERS, LLC
KINETICS ASSET MANAGEMENT LLC
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION

On April 9, 2019, SoftVest, L.P. (“SoftVest LP”) filed a definitive proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests (the “Shares”) for the election of a new trustee of Texas Pacific Land Trust (“TPL”) to fill the vacancy created by the resignation of Maurice Meyer III (such meeting, together with any adjournments, postponements or continuations thereof, the “Special Meeting”). INVESTORS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors may obtain a free copy of the Proxy Statement, any amendments or supplements thereto and other documents that SoftVest LP files with the SEC from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).

SoftVest Advisors, LLC, SoftVest LP, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership, Allan R. Tessler, Horizon Kinetics LLC, Horizon Asset Management LLC, Kinetics Advisers, LLC, Kinetics Asset Management LLC and Murray Stahl may be deemed participants in the solicitation of proxies from holders of Shares in connection with the matters to be considered at the Special Meeting. Information about such participants’ direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement.

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The following is a press release made available by SoftVest LP on May 17, 2019:

INVESTOR GROUP ISSUES QUESTIONS TO THE TRUSTEES OF TEXAS PACIFIC LAND TRUST

Looks Forward to Special Meeting on May 22, 2019

DALLAS, May 17, 2019 – SoftVest, L.P., Horizon Kinetics LLC and ART-FGT Family Partners, which collectively beneficially own over 25% of the outstanding shares of Texas Pacific Land Trust (NYSE: TPL), issued today the following statement:

To the TPL Trustees:

Last evening, less than one week before the special meeting of shareholders, you issued a letter that demands answers to questions premised on innuendos that have been the centerpiece of your  dreadful campaign to try to ruin the reputation of Eric Oliver in order to protect your lifetime appointments as trustees of TPL.

At this time, and given the tone of your letter, we are left to believe that our failure to respond will be used by you as yet another excuse to attempt to either delay the vote at the special meeting or, possibly, bring litigation against us in an effort to further delay bringing this matter to a shareholder vote.  With that in mind, we will review your letter, and have noted your deadline of 5:00pm Central time, on May 20, 2019 for a response.

Given your and General Cook’s professed commitment to giving shareholders all the information they need to make an informed decision, we believe shareholders are similarly entitled to a response to the following questions by the same deadline, most of which we have repeatedly raised with you during this campaign.

1.
How much money have you actually spent so far in this proxy contest? Please provide breakdown per service provider (i.e. per law firm, financial advisor, proxy solicitor, public relations, web design, Twitter ads, Google ads, Facebook ads, private investigators, etc.). How much are the incumbent Trustees and General Cook paying out of their own pockets for these expenses?

2.
Did Preston Young complete a questionnaire before he was nominated by you last March as your “independent” candidate?  If so, why didn’t you publicly disclose in your proxy statement filed in March with securities regulators that Mr. Young’s firm manages at least three properties owned by Trustee David Barry’s company?  Did you believe this information was not relevant to shareholders?

3.
Which law firm advised you that you were permitted under the Declaration of Trust to recently increase your salaries by $102,000 without shareholder or court approval?  Did you receive a written legal opinion?

4.
Has Tarka Resources (aka Manti Tarka) ever drilled on/under TPL lands? If so, how did Manti Tarka receive a farmout from Chevron to drill on those minerals? Please reference the South Smarty Jones State lease in Reeves/ Pecos County.

5.
Is David Barry a partner at the Kelley Drye law firm as stated in his most recent e-mail to us? Was David Barry a partner at Kelley Drye at any point while also serving as trustee of TPL?  Please provide details of all legal fees paid by TPL to Kelley Drye and Norris & Weber the past five years.

6.	Please explain the purpose behind TPL’s purchase of two residential properties in 2018 located the City of Midland.

7.	We note General Cook’s personal campaign statement that he is “not interested in mudslinging.” Did he review the letter you issued last evening before publication?

8.	What mechanisms do shareholders have to enforce General Cook’s resignation in three years if he is elected? Or do shareholders have to rely on you two incumbent trustees to enforce it?

9.	Why did you threaten us with blocking every proposal Mr. Oliver might bring as trustee if we didn’t settle with you? How is such a statement consistent with your role as fiduciaries?

10.	Why did you represent last week to shareholders that the SEC had “required” you to supplement your proxy statement when your later disclosure makes it clear that was not factually accurate?

11.	Do you agree with the WPX CEO’s statement that the 14,000 acres you sold them along the state line is worth a multiple of what TPL received as consideration?

12.
Will your counsel conclude that another proxy supplement (and further delays) would be needed if Eric Oliver promises to resign in three years, like you have publicly touted him to do over the last few days? Mr. Oliver would be happy to agree to a one year term if you two agree to the same.

13.	Describe how you were able to cancel the water sale exploration contract executed by TPL’s former General Agent before he left to work for the counterparty and detail any costs borne by shareholders.

14.
Were you aware that your senior executives continued to reach out to Mr. Oliver for information about TPL’s properties—at no cost—even after you two had started a public campaign attacking Mr. Oliver’s reputation?

15.	Why have you almost quit retiring shares? This has been a key component and tax efficient way to create shareholder value for over 130 years.

We and other shareholders look forward to your responses.

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Important Information

SoftVest, L.P. has filed a definitive proxy statement with the United States Securities and Exchange Commission (SEC) in connection with the solicitation of proxies for a special meeting of holders of the sub-share certificates of proprietary interests for the election of a new trustee of TPL. Investors are strongly advised to read the proxy statement because it contains important information. Investors may obtain a free copy of the proxy statement from the SEC’s website at www.sec.gov, or by contacting D.F. King, SoftVest LP’s proxy solicitor, by phone (212-269-5550) or e-mail (TPL@dfking.com).